                                                                    EXHIBIT 10.3


                          LYONs ALLOCATION AGREEMENT

          This LYONs Allocation Agreement (the "Agreement") is entered into this 27th day of March, 1998 between NEW MARRIOTT MI, INC., a Delaware corporation to be renamed "Marriott International, Inc." ("New Marriott"), MARRIOTT INTERNATIONAL, INC., a Delaware corporation to be renamed "Sodexho Marriott Services, Inc." ("SMS"), and SODEXHO ALLIANCE, S.A., a societe anonyme organized under the laws of France ("Sodexho").

                                    RECITALS

          WHEREAS, New Marriott and SMS have entered into a Distribution Agreement dated as of September 30, 1997, as amended, which provides for, among other things, (i) the distribution (the "Distribution") to the holders of SMS's outstanding shares of common stock, par value $1.00 per share (the "SMS Common Stock"), on a share-for-share basis, of all the outstanding shares of capital stock of New Marriott, which as of the Distribution will be Common Stock, par value $0.01 per share, of New Marriott ("New MAR Common Stock") and Class A Common Stock, par share $0.01 per share, of New Marriott ("New MAR-A Common Stock," and, collectively with the New MAR Common Stock, the "New Marriott Common Stock"), (ii) the division between New Marriott and SMS of certain assets and liabilities and (iii) certain other agreements governing the relationship between New Marriott and SMS following the Distribution;

          WHEREAS, SMS has issued and outstanding Liquid Yield Option(R) Notes due 2011 ("Securities"), issued pursuant to an Indenture dated as of March 25, 1996, as amended by a First Supplemental Indenture dated as of April 2, 1996, between SMS and The Bank of New York, as trustee (the "Indenture");

          WHEREAS, the Distribution Agreement provides that SMS and New Marriott shall enter into this Agreement on or prior to the date the Distribution is effected (the "Distribution Date"), in order to provide for the adjustments and assumption of obligations set forth herein; and

          WHEREAS, Sodexho is entering into this Agreement in accordance with the terms of the Agreement and Plan of Merger, dated as of September 30, 1997, as amended, among the parties hereto and certain of their affiliates and the transactions contemplated thereby, as a result of which, among other things, Sodexho will (x) become a substantial stockholder of SMS on the Distribution Date and (y) otherwise derive significant benefits.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants set forth herein, the parties hereby agree as follows:

          Section 1.  Capitalized Terms.  Capitalized terms used herein, and not
                      -----------------
defined herein, shall have the meanings ascribed to such terms in the Indenture.

          Section 2.  Execution of Second Supplemental Indenture.  SMS and New
                      ------------------------------------------
Marriott agree to amend the terms of the Indenture by executing the Second Supplemental Indenture in the form attached hereto as Exhibit A (the "Second Supplemental Indenture") on or prior to the Distribution Date. (The "Indenture" as referred to hereinafter shall mean the Indenture, as amended by the Second Supplemental Indenture.) SMS agrees to deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, in form and substance satisfactory to the Trustee, stating that the amendments contained in the Second Supplemental Indenture are authorized or required pursuant to Sections 5.01, 9.01(2) and 9.01(4) of the Indenture. New Marriott and SMS agree to take all such other action as may be reasonably necessary to cause the Trustee to execute the Second Supplemental Indenture.

          Section 3.  SMS Allocable Payment Obligation.  Pursuant to the Second
                      --------------------------------
Supplemental Indenture, (a) New Marriott will become the Successor Company to SMS as contemplated by Article 5 of the Indenture, and (b) SMS will assume responsibility for, and agree to pay, nine percent (9%) of the amount of each payment required to be made by New Marriott, as the Successor Company, under the terms of the Indenture or any Securities issued thereunder with respect to Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest (if any) with respect to the Securities (the "SMS Allocable Payment Obligation"); provided that the SMS Allocable Payment Obligation shall not include any amounts required to be paid by New Marriott as interest pursuant to paragraph 1 of the Securities as a result of New Marriott's failure to satisfy the Company Allocable Payment Obligation (as defined below).

          Section 4.  Company Allocable Payment Obligation.  Any payments by SMS
                      ------------------------------------
in satisfaction of the SMS Allocable Payment Obligation shall be deemed to relieve New Marriott of its obligations under the Indenture to the extent of such payments by SMS. Subject to the SMS Allocable Payment Obligations, New Marriott shall assume and retain all obligations with respect to payments under the Indenture or with respect to any Securities issued thereunder, including, without limitation, the obligation (i) to make payment of the SMS Allocable Payment Obligation in the event SMS fails to make such payment as provided in
Section 3 and (ii) in any event, to pay an amount equal to ninety-one percent (91%) of each payment required to be made under the terms of the Indenture with respect to Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest (if any) with respect to the Securities (the "Company Allocable Payment

Obligation").

          Section 5.  Direct Payment by New Marriott.
                      ------------------------------

          (a) Upon a default by SMS in its payment obligations under the Indenture, New Marriott shall have the right to pay all or any portion of the SMS Allocable Payment Obligation directly to the Paying Agent or the Trustee for the Securities.

          (b) New Marriott shall also have the right, by giving written notice to SMS at least 30 Business Days prior to the Purchase Date, to elect to pay all or a portion of the SMS Allocable Payment Obligation for the purchase of Securities directly to the Paying Agent or Trustee through the delivery of Common Stock, as provided for in Section 3.08(b) of the Indenture. If New Marriott makes such election, the amount due from SMS under the Indenture shall be paid directly to New Marriott on the date such amount is due from SMS under the Indenture.

          (c) In the event that New Marriott is obligated to pay any amounts payable by or on behalf of SMS pursuant to this Agreement or the Indenture, SMS shall be required to pay to New Marriott upon demand any amounts paid by New Marriott, together with interest on any such amounts at the Prime Rate (as defined below), calculated from the date such payment was due from SMS under the Indenture to the date such payment is made by SMS to New Marriott. "Prime Rate" means the "prime rate" as quoted from time to time in the "Money Rates" section of The Wall Street Journal or, if the "prime rate" is no longer
                  -----------------------
quoted there, the "prime", "base" or "reference rate" as announced from time to time by Citibank, N.A.

          Section 6.  Issuance of SMS Stock Upon Conversion of Securities.
                      ---------------------------------------------------

          (a) Following the record date for the Distribution (the "Distribution Record Date"), upon conversion of Securities as provided in Article 11 of the Indenture, Securityholders shall have the right to receive for each $1,000 face amount of Securities: (1) 8.760 shares of SMS Common Stock, and (2) 8.760 shares of New MAR Common Stock and 8.760 shares of New MAR-A Common Stock, in each case subject to further adjustment in accordance with Article 11 of the Indenture. The foregoing rights are being provided to the Securityholders pursuant to a determination by the Board of Directors of SMS under Section 11.10 of the Indenture that such rights enable the Securityholders to participate in the Distribution on a basis that is fair and appropriate in light of the basis on which holders of SMS Common Stock participate in the Distribution, and that, by virtue of such rights being provided, no adjustment need be made pursuant to the Indenture, including Section 11.08 or 11.14 thereof, on account of the Distribution.

          (b) SMS currently anticipates effecting a one-for-four reverse stock split (the "Reverse Stock Split") on or about the Distribution Date (the date on which the Reverse Stock Split is effected, the "Effective Date"). If so effected, pursuant to Section 11.06 and 11.06A of the Indenture, immediately after the Effective Date, Securityholders shall have the right to receive, in lieu of 8.760 shares of SMS Common Stock as set forth in Section 6(a) above,
2.190 shares of SMS Common Stock for each $1,000 face amount of Securities.

          (c) SMS agrees to issue and deliver shares of SMS Common Stock upon the conversion of Securities on the dates and in the manner set forth in Article 11A of the Indenture.

          Section 7.     Notice to Securityholders.  SMS has delivered a notice
                         -------------------------
to Securityholders (and, if the Reverse Stock Split is to be effected, filed such notice with the Trustee and the Conversion Agent), reasonably satisfactory in form and substance to New Marriott, at least 15 days prior to the Distribution Record Date that describes the basis on which Securityholders will participate in the Distribution and the matters set forth in this Agreement and the Second Supplemental

Indenture, and, if the Reverse Stock Split is to be effected, that states the Effective Date.

          Section 8. Redemption of Securities.
                     ------------------------

          (a) New Marriott Initiated Redemption.  New Marriott may exercise its
              ---------------------------------
right to redeem any Securities in accordance with Article 3 of the Indenture, without obtaining the prior consent of SMS. In the event New Marriott calls for a redemption of any Securities, (x) New Marriott will provide to SMS a copy of the notice given to the Trustee in accordance with Section 3.01 of the Indenture and (y) New Marriott must deposit with the Paying Agent the entire Redemption Price for the Securities to be redeemed (including, without limitation, the portion attributable to the SMS Allocable Payment Obligation) on the date and in the manner set forth in the Indenture. The portion of such Redemption Price constituting the SMS Allocable Payment Obligation shall be paid by SMS to New Marriott on the applicable Redemption Date in the same manner that New Marriott is obligated to deposit with the Paying Agent the Redemption Price.

          (b) No SMS Initiated Redemptions.  SMS shall have no right to initiate
                 -------------------------
a redemption of any Securities.

          Section 9.     Special Tax Event Conversion.  New Marriott shall have
                         ----------------------------
the sole power to elect, pursuant to Article 12 of the Indenture, to make cash interest payments, and SMS agrees to make cash interest payments on the SMS Allocable

Payment Obligation in the event New Marriott makes such election.

          Section 10.    Sodexho Obligations.
                         -------------------

          (a) Sodexho Guarantee.  Sodexho hereby unconditionally guarantees to
              -----------------
New Marriott prompt and timely payment and performance of all of the obligations of SMS under this Agreement and the Indenture, other than the obligation to deliver SMS Common Stock upon conversion of the Securities pursuant to Section 11A of the Indenture and Section 6 hereof. The obligations of Sodexho under this Section 10 shall be unconditional, absolute and irrevocable. Sodexho will pay, on demand by New Marriott, any amounts not timely paid by SMS under this Agreement and the Indenture.

          (b) Direct Obligations of Sodexho.  To the extent that SMS is not
              -----------------------------
permitted or obligated to make any payment hereunder or under the Indenture for any reason whatsoever, Sodexho agrees to make such payment directly to New Marriott or the Trustee, as the case may be, and shall indemnify New Marriott for any losses, costs or expenses incurred by New Marriott as a result of SMS not being permitted or obligated to make any such payments.

          (c) Obligations Unconditional.  Sodexho agrees that its obligations
              -------------------------
hereunder shall be unconditional, irrespective of the validity, legality or enforceability of the underlying obligations of SMS, the failure of New Marriott to assert any claim or demand or to exercise any right or remedy against SMS or any other person under the provisions hereof or of the Indenture or any other agreement or otherwise, the absence of any action to enforce the underlying obligations of SMS or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor (including any rescission, waiver, amendment, extension, renewal or modification of any of the terms or provisions hereof or any of the agreements under which the underlying obligations of SMS arise or any other instrument or agreement). Sodexho hereby waives diligence, presentment, demand, any right to require a proceeding first against any other person, protest or notice with respect to the underlying obligations of SMS and all demands whatsoever and also waives notice of protest for nonpayment or nonperformance. Sodexho covenants that its obligations in this Section 10 will not be discharged except by complete performance of the obligations contained herein. These obligations will not be affected by, and will remain in full force and effect notwithstanding, any bankruptcy, insolvency, liquidation or reorganization of SMS. No delay or omission by New Marriott to exercise any right under this
Section 10 shall impair any such right, nor shall it be construed to be a waiver thereof. No amendment, modification, termination or waiver of any provision of these obligations, or consent to any departure by Sodexho therefrom, shall in any event be effective without the written concurrence of New Marriott. No waiver of any single breach or default under these obligations shall be deemed a waiver of any other breach or default.

          Section 11.    New Marriott Indemnity.  In connection with SMS's
                         ----------------------
assumption or retention of certain obligations regarding the Securities, New Marriott agrees to indemnify SMS for losses, costs or expenses resulting from a determination that interest paid by SMS with respect to such obligations (including for this purpose any extension, renewal or refinancing of such obligations) is not deductible for federal income tax purposes.

          Section 12.    Repayment to SMS.  If New Marriott receives any money
                         ----------------
or securities from the Trustee pursuant to Section 3.14 or Section 8.02 of the Indenture, New Marriott shall pay to SMS any such money or securities that are attributable to the SMS Allocable Payment Obligation. Such payment to SMS shall occur on the next Business Day after New Marriott receives such money or securities from the Trustee. If New Marriott fails to make payment on such date, the amount ultimately returned to Sodexho shall include interest from the date such payment was to be made to SMS to the date of payment at the Prime Rate.

          Section 13.    Certain Representations.   Each party hereto represents
                         -----------------------
to the other parties hereto that this Agreement is enforceable against such party in accordance with its terms.

          Section 14.    Compliance with Indenture.
                         -------------------------

          (a) New Marriott agrees to comply with all of its obligations under the Indenture, and not to take any action that would cause any Event of Default under the Indenture.

          (b) SMS agrees to comply with all of its obligations under the Indenture, and not to take any action that would cause an Event of Default under the Indenture.

          Section 15.    Remedies.  New Marriott and SMS acknowledge and agree
                         --------
that money damages would be inadequate relief from any breach of threatened breach of their obligations hereunder, and that either party shall be entitled to injunctive or other equitable relief for any breach or threatened breach thereof.

          Section 16.  Severability.  The invalidity or partial invalidity or
                       ------------
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions.

          Section 17.    Choice of Law.  THIS AGREEMENT SHALL BE CONSTRUED UNDER
                         -------------
AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          Section 18.  Entire Agreement.  This Agreement and the Indenture
                       ----------------
constitute the entire agreement and understanding between the parties with respect to its subject matter, are intended as a complete and exclusive statement of the terms of their agreement with respect to the Securities and supersede any prior or contemporaneous agreement or understanding related to the subject matter hereof. To the extent that there is any conflict between the terms of the Indenture and the terms of this Agreement, the terms of the Indenture shall control.

          Section 19.  Amendments.  This Agreement may not be amended,
                       ----------
supplemented or modified in any respect except by written agreement between the parties, duly signed by their respective authorized representatives.

          Section 20.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

          Section 21.    Waiver.  Either party may specifically waive any breach
                         ------
of this Agreement by the other party, but no such waiver shall be deemed effective unless in writing, sighed by the waiving party, and specifically designating the breach waived. No waiver shall constitute a continuing waiver of similar or other breaches.

          Section 22.    Notices.  Any notice required or permitted hereunder
                         -------
shall be delivered in the manner set forth in sections 13.02 and 13.02A of the Indenture.

          Section 23.    Headings.  The descriptive headings of the several
                         --------
Sections of this Agreement are for convenience only an do not constitute a part of the Agreement or affect its meaning or interpretation.

          IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this LYONs Allocation Agreement as of the date first written above.

                         NEW MARRIOTT MI, INC. (To Be Renamed
                         "Marriott International, Inc.")


                         By: /s/ Raymond G. Murphy
                             ----------------------------------
                         Title: Vice President and Treasurer


                         MARRIOTT INTERNATIONAL, INC. (To Be
                         Renamed "Sodexho Marriott Services,
                         Inc.")


                         By: /s/ Lawrence E. Hyatt
                             ----------------------------------
                         Title: Vice President


                         SODEXHO ALLIANCE, S.A.


                         By: /s/ Bernard Carton
                             ----------------------------------
                         Title: Senior Vice President and Chief
                                Financial Officer

                                      15